Exhibit 10.3

EXECUTION VERSION

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”) made as of the 6th day of October, 2015 by Borrowers listed on Schedule II, each having an address at c/o American Realty Capital, 405 Park Avenue, New York, New York 10022 (together with their successors and permitted assigns, individually or collectively as the context may require, “Borrower” or “Borrowers”), and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation, having an address at 405 Park Avenue, New York, New York 10022 (together with its successors and permitted assigns, “Principal”, and together with Borrower and each of their respective successors and permitted assigns, collectively, “Indemnitor”), in favor of LADDER CAPITAL FINANCE LLC, a Delaware limited liability company (“Ladder”), having an address at 345 Park Avenue, 8th Floor, New York, New York 10154, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (“GACC”; together with Ladder and each of their successors and assigns, collectively or individually, as the context may require, “Indemnitee”), and other Indemnified Parties (as defined below).

RECITALS:

A.           Indemnitee is prepared to make a loan (the “Loan”) to Borrowers in the principal sum of TWO HUNDRED THIRTY TWO MILLION AND 00/100 DOLLARS ($232,000,000.00) pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrowers and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be evidenced by (i) that certain Promissory Note A-1 (“Note A-1”) in the principal amount of $60,000,000 dated the date hereof made by Borrowers to Ladder, (ii) that certain Promissory Note A-2 (“Note A-2”) in the principal amount of $39,600,000 dated the date hereof made by Borrowers to Ladder, (iii) that certain Promissory Note A-3 (“Note A-3”) in the principal amount of $39,600,000 dated the date hereof made by Borrowers to Ladder, (iv) that certain Promissory Note A-4 (“Note A-4”) in the principal amount of $40,000,000 dated the date hereof made by Borrowers to GACC, (v) that certain Promissory Note A-5 (“Note A-5”) in the principal amount of $26,400,000 dated the date hereof made by Borrowers to GACC, and (vi) that certain Promissory Note A-6 (“Note A-6”) in the principal amount of $26,400,000 dated the date hereof made by Borrowers to GACC, (such Note A-6, together with Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5, as amended, restated, replaced, supplemented or otherwise modified from time to time being hereinafter referred to collectively as the “Notes” and each, individually, as a “Note”) and secured by, among other things, certain Security Instruments encumbering the real property more particularly described therein and identified on Schedule III attached hereto (said real property being referred to as the “Land”; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being herein collectively referred to as the “Properties” and each, individually, being referred to herein as a “Property”).

B.           Principal acknowledges that it has a direct or indirect ownership interest in each Borrower and will receive substantial economic and other benefits from Indemnitee’s making the Loan to Borrowers.

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C.            Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.           Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

E.            Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.            Environmental Representations and Warranties. Except for those matters disclosed in those report(s) listed on Schedule I attached hereto and made a part hereof in respect of the Properties delivered to Indemnitee (referred to below as the “Environmental Report(s)”), copies of which have been provided to Indemnitee, and based on Indemnitor’s actual knowledge,

(a)          there are no Hazardous Substances (as defined below) in, at, on, above or under any Property, except those that are (i) in compliance with all Environmental Law (as defined below) and with permits issued pursuant thereto, (ii) in amounts ordinarily and customarily used or stored in properties similar to such Property for the purposes of cleaning or other maintenance or operations, and (iii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report(s);

(b)         there are no past, present or threatened Releases (as defined below) of Hazardous Substances in, at, on, above, under or from any Property which have not been fully remediated in accordance with Environmental Law;

(c)         there is no threat of any Release of Hazardous Substances migrating to any Property;

(d)         there are no nor have there been underground storage tanks or landfills in, on or under any Property;

(e)          no Property is now nor has it ever been licensed under Environmental Law as a treatment, storage, disposal or transfer of hazardous waste facility;

(f)          there is no past nor present non-compliance with Environmental Law, or with permits issued pursuant thereto, in connection with any Property which has not been fully remediated in accordance with Environmental Law;

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(g)         Indemnitor does not know of, and has not received, any written or oral notice, claim or other communication from any Person (including, but not limited to, a Governmental Authority) relating to (i) Hazardous Substances or Remediation (as defined below) thereof, (ii) possible liability of any Person pursuant to any Environmental Law, (iii) environmental conditions or non-compliance with Environmental Law in connection with any Property, or (iv) any actual or threatened in writing administrative or judicial proceedings in connection with any of the foregoing;

(h)          no Microbial Matter (as defined below) is present in the indoor air of any Property at concentrations exceeding ambient air levels and no Property currently displays evidence of the growth of Microbial Matter that is reasonably likely to result in Microbial Matter at concentrations exceeding ambient air levels, and Indemnitor is not aware of any conditions at any Property that are likely to result in the presence of Microbial Matter in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces for which any Governmental Authority would recommend or require removal thereof by remediation professionals;

(i)          there are no Environmental Liens existing or threatened in writing with respect to any Property;

(j)          Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, at, on, above, under or from the Properties that is known to Indemnitor and that is contained in files and records of Indemnitor, including, but not limited to, any reports relating to Hazardous Substances in, at, on, above, under or from any Property and/or to the environmental condition of any Property; and

(k)          No Property is an “establishment” (an “Establishment”) as defined in Section 22a-134 of the Connecticut General Statutes (the “Connecticut Transfer Act”).

2.          Environmental Covenants. Indemnitor covenants and agrees that:

(a)         all uses and operations on or of the Properties, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Law and permits issued pursuant thereto;

(b)         there shall be no (i) Releases of Hazardous Substances in, at, on, above, under or from any Property in violation of Environmental Law, (ii) treatment, storage, disposal or transfer of hazardous waste operations at, on or under any Property in violation of Environmental Law, or (iii) except as disclosed in the Environmental Reports, underground storage tanks at, on or under any Property;

(c)         there shall be no Hazardous Substances in, at, on, above or under any Property, except those that are (i) in compliance with all Environmental Law and with permits issued pursuant thereto, (ii) in amounts ordinarily and customarily used or stored in properties similar to such Property for the purposes of cleaning or other maintenance or operations, and (iii) fully disclosed to Indemnitee in writing;

(d)         Indemnitor shall keep the Properties free and clear of all Environmental Liens;

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(e)         Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews;

(f)          if Indemnitee, in its reasonable judgment, determines that any adverse environmental condition exists at any Property, Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any Property, by an independent environmental consultant approved by Indemnitee (in its reasonable discretion), pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof;

(g)         Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation or obtain a no further action letter for any condition (including, but not limited to, a Release of any Hazardous Substances) in, at, on, above, under or from any Property in full compliance of Environmental Law or reasonably required by Indemnitee based upon recommendations and observations of an independent environmental consultant approved by Indemnitee; (ii) comply with any Environmental Law and with permits issued pursuant thereto; (iii) comply with any directive from any Governmental Authority with respect to Hazardous Substances and/or Environmental Laws; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment to the extent any risk exists that is not covered under the Environmental Laws, but such risk is caused by a similar substance that is commonly recognized by industry standards to be a hazard to health and safety;

(h)         Indemnitor shall not do and shall use commercially efforts to not allow any tenant or occupant or other user of any Property to do any act or omission that causes or materially increases the dangers to human health or the environment;

(i)          Indemnitor shall use commercially reasonable efforts to (i) prevent any tenant or occupant or other user of the Property from doing any act or omission that is in non-compliance with any Environmental Law and (ii) enforce the applicable provisions of the Leases in order to prevent tenants or occupants or other users of any Property from taking any action that violates any applicable Environmental Law, or constitutes a public or private nuisance in violation of Environmental Law;

(j)          Indemnitor shall promptly notify Indemnitee in writing of (i) any presence or Release or threatened Release of Hazardous Substances in, at, on, above, under, from or migrating towards any Property, which is either (A) in violation of or in excess of a reportable quantity under any Environmental Law or permit issued pursuant thereto, (B) in amounts that are not ordinarily and customarily used or stored in properties similar to such Property for the purposes of cleaning or other maintenance or operations or (C) had not been previously fully disclosed to Indemnitee in writing; (ii) any non-compliance with any Environmental Law related in any way to any Property, including any operations thereon; (iii) any actual or threatened in writing imposition of an Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to any Property; and/or (v) any written notice, claim or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with any Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement;

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(k)         Indemnitor shall comply with any and all local, state or federal laws, legislation, regulations, guidelines or statutes in effect with respect to Microbial Matter; and

(l)          Indemnitor shall not operate, or allow anyone else to operate, an Establishment on any Property.

3.           Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a good faith reason to believe that an environmental hazard or non-compliance with Environmental Law or permit issued pursuant thereto exists in, at, on, above, under or from or to any Property upon reasonable notice from Indemnitee, Indemnitor shall, at Indemnitor’s sole cost and expense, promptly cause an independent engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the commercially reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have a good faith reason to believe that any such environmental hazard or non-compliance exists on such Property that, in the sole judgment of the Indemnified Parties, endangers any tenant or occupant or other user of such Property or their guests or the general public or any other Person or is likely to materially and adversely affect the value of such Property, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon such Property at all reasonable times to assess any and all aspects of the environmental condition of such Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Properties.

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4.            Indemnification. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (as defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, at, on, above, under, from or migrating to any Property; (b) any past, present or threatened Release of Hazardous Substances in, at, on, above, under, from or migrating to any Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor and/or any tenant or occupant or other user of any Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Property of any Hazardous Substances at any time located in, at, under, on, above, from or migrating to such Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor and/or any tenant or occupant or other user of any Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, at, under, on, above, from or migrating to such Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Law (or permits issued pursuant to any Environmental Law) in connection with any Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Person affiliated with Indemnitor and/or any tenant or occupant or other user of such Property to comply with any order of any Governmental Authority in connection with any Environmental Law; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor and/or any tenant or occupant or other user of any Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor and/or any tenant or occupant or other user of any Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for public or private nuisance, but only to the extent that any such claim arises out of or relates to the Release of any Hazardous Substance or violation of any Environmental Law in connection with any Property; (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the other Loan Documents as such matter pertains to Environmental Law and/or Hazardous Substances; and (m) any obligations that arise by virtue of the operation of an Establishment at any Property, and the failure of Indemnitors to comply with its obligations under the Connecticut Transfer Act, including, without limitation, being the “certifying party” in the event of a transfer of such Establishment. Notwithstanding the foregoing, Indemnitors shall not have any obligation to the Indemnified Parties hereunder to the extent that any Losses caused by the gross negligence, illegal acts, fraud or willful misconduct of any of the Indemnified Parties.

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5.           Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties against any action, inquiry or other matter for which such Indemnified Party is indemnified pursuant to this Agreement. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.            Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the Oil Pollution Act of 1990; the River and Harbors Appropriation Act; the California Environmental Quality Act; the applicable provisions of the California Health and Safety Code; California Labor Code; the California Water Code; the Texas Water Code §26.001 et seq.; the Texas Health & Safety Code §361.001 et seq.; and the Texas Solid Waste Disposal Act, Tex. Civ. Stat. Ann. art. 4477-7. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, permits or authorizations and the like, as well as common law: (a) conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property; (b) requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) imposing conditions or requirements in connection with permits or other authorization for lawful activity; (d) relating to nuisance, trespass or other causes of action related to any Property in connection with any physical condition or use of any of the Properties by reason of the presence of Hazardous Substances in, on, under or above, or Released from, such Property; or (e) relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of any of the Properties by reason of the presence of Hazardous Substances in, on, under or above or released from such Property.

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The term “Environmental Lien” means any lien, restriction or other encumbrance imposed pursuant to any Environmental Law, regardless of whether due to any act or omission of Indemnitor or any other Person.

The term “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Law.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by any Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as defined below) or prospective Investors in the Securities (as defined below), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited, to strict liabilities), obligations, debts, diminutions in value (provided, however, that any diminution in the value of any of the Properties arising from or in connection with the presence of Hazardous Substances in, on, under or at any of the Properties, shall constitute a Loss only if, when and to the extent that the same renders the Indemnified Parties unable to collect full repayment of the Obligations or full satisfaction thereof through a realization of all of its collateral security for the Obligations after giving due credit for the value of any collateral security which the Indemnified Parties elect not to realize upon unless such collateral security is either unavailable or is the subject of a material Release or other material environmental contamination), fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

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The term “Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or splitting of cells or other means, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites, such as mycotoxins and microbial organic compounds, and viruses, whether or not any of the same are living.

The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing (including the abandonment or discarding of barrels, containers or other open or closed receptacles containing Hazardous Materials) into the environment or other movement of Hazardous Substances.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Law or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7.            Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any Note, the Loan Agreement, any Security Instrument or any other Loan Document to or with Indemnitee by any Borrower, Principal or any Person who succeeds any Borrower, Principal or any Person as owner of any Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any Note, the Loan Agreement, any Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of any Property, (iii) except as provided herein, any exculpatory provision in any Note, the Loan Agreement, any Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to any Property or to any other security for the Notes, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor herein and by any Borrower and/or Principal under any Note, the Loan Agreement, any Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Notes, or (vii) Indemnitee’s failure to record any Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Notes; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

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8.            Enforcement. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse pursuant to any Note, the Loan Agreement, any Security Instrument, or any other Loan Documents or all or any part of any Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on any Note, foreclosing, or exercising any power of sale under, any Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Obligations of Borrowers pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Obligations of Borrowers pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instruments or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement (including, without limitation, Section 11.22 thereof), the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Properties.

9.            Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Security Instrument. Notwithstanding the foregoing, provided that (a) the Obligations have been paid and performed in full in normal course in accordance with the terms and provisions of the Loan Agreement, the Note and the other Loan Documents (and not following an Event of Default and the exercise of remedies by Indemnitee), (b) at any time on or after the date that the Obligations have been paid and performed in full, Indemnitor delivers to Indemnitee, at Indemnitor’s sole cost and expense, a Clean Phase I (as defined below), (c) there has been no change in any Environmental Law or other applicable law prior to the Termination Date (as defined below) which would have the effect of imposing any liability upon a lender/mortgagee for any matter, condition or circumstance for which Indemnitee is entitled to be indemnified under this Agreement notwithstanding the fact that the Obligations have been paid and performed in full, and (d) as of the Termination Date, there is no outstanding complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, or any third party, involving violations of Environmental Law, Releases of Hazardous Substances or any other environmental condition, the indemnification obligations and liabilities of Indemnitor under this Agreement shall terminate on, and be of no further force or effect from and after, the date (the “Termination Date”) that is three (3) years following delivery of the Clean Phase I in accordance with the terms and conditions set forth above. For purposes of this Paragraph 9, a “Clean Phase I” shall mean a Phase I environmental site assessment either addressed to Indemnitee or together with a letter from such consultant stating that Indemnitee may rely on such assessment, which such assessment (and, if applicable, reliance letter) shall be in form, substance and scope, and from an independent environmental consultant, acceptable in each case to Indemnitee, and shall not identify any actual or potential Recognized Environmental Conditions or Controlled Recognized Environmental Conditions (as those terms are defined in ASTM E1527-13) or any other conditions that could result in liability under or otherwise violate any Environmental Law or environmental permit issued pursuant thereto or require any Remediation or other action requested by any Governmental Authority. Notwithstanding the provisions of this Agreement to the contrary, the indemnification obligations and liabilities of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (x) were not present on or a threat to the applicable Property prior to the date that Indemnitee or its nominee acquired title to the applicable Property, whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise and (y) were not the result of any act or omission by Indemnitor or any of Indemnitor’s affiliates, officers, directors, employees, agents, contractors or representatives.

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10.          Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.

11.          Waivers. Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

12.         Subrogation. Indemnitor hereby agrees to take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances in, at, under, on, above, from or migrating to any Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

13.         Indemnitor’s Representations and Warranties. Each Indemnitor represents and warrants that:

(a)          it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

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(b)          its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or any Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or any Property is subject;

(c)          to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)         it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)         to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person is required in connection with this Agreement; and

(f)          this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

14.          No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.         Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting any Property, and (ii) any legal action brought against such party or related to any Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.

16.         Examination of Books and Records. Indemnified Parties and their accountants and other representatives shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at any Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants and other representatives shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants and other representatives shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of any Property during reasonable business hours at the office of Indemnitor where the books and records are located.

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17.         Transfer of Loan. (a) Indemnitee may, at any time, sell, transfer, pledge or assign its rights and obligations under the Notes, the Loan Agreement, the Security Instruments, this Agreement and the other Loan Documents to any Person, and any or all servicing rights with respect thereto, or grant participations therein to any Person or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”) to any Person. Indemnitee may forward to each purchaser, transferee, assignee, pledgee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Properties, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor and any guarantor agree to cooperate with Indemnitee in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested by Indemnitee. Indemnitor shall also furnish, and Indemnitor and any guarantor hereby consent to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of Indemnitor and any guarantor and any and all information concerning the Properties and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

(b)         Upon any transfer or proposed transfer contemplated above and by Section 9.1 of the Loan Agreement, at Indemnitee’s request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or prospective Investor may require.

18.          Taxes. Indemnitor has filed and shall, throughout the Term, file all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19.          Notices. All notices or other written communications hereunder shall be made in accordance with Section 11.6 of the Loan Agreement. Notices to Prinicipal shall be addressed as follows:

If to Principal:	American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer

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With a copy to:	American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer

20.          Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21.          No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.          Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23.          Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. The Indemnified Parties shall have the right to sell, assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons, all or a portion of its rights and obligations under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. Indemnitor shall not have the right to assign, delegate or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee and any attempted assignment, delegation or transfer without such consent shall be null and void.

24.          Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Indemnitor and Indemnitee and their respective successors and permitted assigns. Indemnitee may sell, assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons, all or a portion of its rights and obligations under this Agreement and the other Loan Documents. Any assignee or transferee of Indemnitee shall be entitled to all the benefits afforded to Indemnitee under this Agreement. Indemnitor shall not have the right to assign, delegate or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, and any attempted assignment, delegation or transfer without such consent shall be null and void.

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25.         Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

26.         Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Notes, the Security Instruments, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

27.         Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provision of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein

28.         Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)         ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT INDEMNITEE’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

405 PARK AVENUE

NEW YORK, NEW YORK 10022

ATTENTION: CHIEF EXECUTIVE OFFICER

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF INDEMNITEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST INDEMNITOR IN ANY OTHER JURISDICTIONS.

29.          Waiver of Trial by Jury.

(a)          INDEMNITOR HEREBY, AND INDEMNITEE BY ACCEPTANCE HEREOF, EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE, TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE NOTES, THE SECURITY INSTRUMENTS OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR AND INDEMNITEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. INDEMNITOR AND INDEMNITEE EACH IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

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(b)          EACH INDEMNITOR AND INDEMNITEE (BY ITS ACCEPTANCE HEREOF) EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS AGREEMENT, ANY NOTE, ANY SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF ANY INDEMNITOR OR INDEMNITEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR INDEMNITEE’S MAKING OF THE LOAN. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE BY A COURT APPLYING THE LAWS OF THE STATE OF CALIFORNIA, EACH INDEMNITOR HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE (PROVIDED, HOWEVER, THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO JUDICIAL REFERENCE SHALL BE APPLICABLE WITH RESPECT TO ANY ACTION IN RESPECT OF THE FORECLOSURE OF ANY SECURITY INSTRUMENT). PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH INDEMNITOR ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER. EACH INDEMNITOR HEREBY AGREES THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH EACH INDEMNITOR AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE ITS LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN.

On behalf of all Indemnitors:

Indemnitor’s Initials	Indemnitor’s Initials	Indemnitor’s Initials

Indemnitor’s Initials	Indemnitor’s Initials	Indemnitor’s Initials

Indemnitor’s Initials	Indemnitor’s Initials	Indemnitor’s Initials

Indemnitor’s Initials

[NO FURTHER TEXT ON THIS PAGE; agreement continues on next page]

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30.          Miscellaneous. (a) Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory to Indemnitee (or such other Indemnified Party) or not satisfactory and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)           Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether retained outside law firms, or as reimbursements for the expenses of in-house legal staff or otherwise.

(c)           If Indemnitor consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

(d)           This Agreement is made under Seal.

31.         State-Specific Provisions. (a) Conflicts. To the extent any of the provisions of this Section 31 conflict with any of the other provisions of this Agreement, the terms and provisions of this Section 31 shall control. Notwithstanding the foregoing, nothing in this Section 31 shall be deemed to contradict or supersede the terms and provisions of Section 28 hereof with respect to the governing law applicable to this Agreement.

(b)           Additional Waivers.

(i)          Each Indemnitor waives, and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Indemnitor of its/his/her obligations under, or the enforcement by Indemnitee of, this Agreement. Each Indemnitor hereby waives diligence, presentment and demand, notice of any other fact which might increase such Indemnitor’s risk hereunder, notice of presentment for payment, demand, protest and notice thereof as to any instrument, and notice of default, with respect to any of the Loan, and all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. Each Indemnitor represents, warrants and agrees that, as of the date of this Agreement, its obligations under this Agreement are not subject to any counterclaims, offsets or defenses against Indemnitee of any kind.

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(ii)         Each Indemnitor agrees that nothing contained herein shall prevent Indemnitee from foreclosing on the lien of any Security Instrument, or from exercising any rights available to it thereunder, including, but not limited to, any waiver of the security for the Loan described in the Security Instruments, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of such Indemnitor. Each Indemnitor expressly waives any and all suretyship defenses that may be available to such Indemnitor, such as defenses in its favor based upon an election of remedies by Indemnitee that destroys, diminishes, or affects such Indemnitor’s right to proceed against any other party for reimbursement, contribution, indemnity or otherwise, including, without limitation, any election by Indemnitee to conduct a nonjudicial foreclosure sale under any Security Instrument, and further including, without limitation, any and all defenses, rights, or estoppels that might otherwise arise under or in connection with California Code of Civil Procedure Sections 580b, 580d, 580a, 726.5 or 726 as a result of any such election, or otherwise, including, without limitation, any right to cause a fair value hearing to be held. Each Indemnitor understands and agrees that the preceding sentence is a knowing waiver of any defense that may arise in the future to enforcement of this indemnity under California Code of Civil Procedure Sections 580b, 580d, 580a or 726 (or any other statute limiting a lender’s right to a deficiency or the amount of a deficiency following a non-judicial or judicial sale) based on Indemnitee’s election to conduct a private, nonjudicial foreclosure sale following a default by any Borrower even though such an election destroyed, diminished or otherwise affected such Indemnitor’s rights of subrogation or the right of contribution, reimbursement or indemnity from any part, with the result that such Indemnitor’s liability under this Agreement became nonreimbursable in whole or in part. Nevertheless, each Indemnitor hereby authorizes and empowers Indemnitee to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of such Indemnitor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Without limiting the generality of the foregoing, each Indemnitor hereby expressly waives any and all benefits under California Civil Code Section 2809, 2810, 2815, 2819, 2822, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899, 3433 and California Code of Civil Procedure Sections 580b, 580a, 580d and 726. Notwithstanding any foreclosure of the lien of any Security Instrument or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Indemnitor shall remain bound under this Agreement. Nothing shall discharge or satisfy the liability of any Indemnitor hereunder except the full performance hereof by such Indemnitor. Further, each Indemnitor consents and agrees that Indemnitee shall be under no obligation to marshal any assets in favor of such Indemnitor.

(iii)        WITHOUT LIMITING THE FOREGOING, EACH INDEMNITOR WAIVES ALL RIGHTS AND DEFENSES THAT SUCH INDEMNITOR MAY HAVE IF THIS AGREEMENT IS DEEMED OR BECOMES SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS:

(A)         THE INDEMNITEE MAY COLLECT FROM SUCH INDEMNITOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER OR ANY OTHER INDEMNITOR; AND

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(B)         IF THE INDEMNITEE FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER OR ANY OTHER INDEMNITOR:

(1)         THE AMOUNT OF INDEMNITEE’S CLAIM HEREUNDER MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; AND

(2)         THE INDEMNITEE MAY COLLECT FROM SUCH INDEMNITOR EVEN IF THE INDEMNITEE, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH INDEMNITOR MAY HAVE TO COLLECT FROM THE BORROWER.

THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THAT EACH INDEMNITOR MAY HAVE IF THIS AGREEMENT IS DEEMED OR BECOMES SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d, OR 726.

(c)          Representations and Warranties. Except as previously disclosed to Indemnitee in writing, no Property has been and is now being used in violation of any applicable Environmental Law and no Property has been designated as “hazardous waste property” or “border zone property” pursuant to Section 25220, et seq., of the California Health and Safety Code.”

(d)          Environmental Compliance.

(i)          With or without notice, and without releasing any Indemnitor from any obligation hereunder, Indemnitee shall have the right, but shall not be obligated, to cure any default of any Indemnitor hereunder and, in connection therewith, Indemnitee or its agents, acting by themselves or through a court-appointed receiver, may enter upon any Property or any part thereof and perform such acts and things as Indemnitee deems necessary or desirable to inspect and investigate, including, without limitation, the right to: (i) obtain a court order to enforce Indemnitee’s rights to enter and inspect such Property under California Civil Code Section 2929.5, to which the decision of Indemnitee as to whether there exists a release or threatened release of Hazardous Substances in or onto such Property shall be deemed reasonable and conclusive as between the parties hereto; and (ii) have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Indemnitee’s right to enter and inspect such Property for Hazardous Substances. All fees, costs and expenses reasonably incurred by Indemnitee with respect to the audits, tests, inspections, and examinations which Indemnitee or its agents or employees may conduct, including the fees, costs and expenses of the engineers, laboratories, contractor, consultants, and attorneys, pursuant to California Civil Code Section 2929.5 or otherwise to enforce this Agreement shall be paid by Indemnitors. All such fees, costs and expenses incurred by Indemnitee pursuant to this subparagraph (including, without limitation, court costs, consultant fees and attorney fees, whether incurred in litigation or otherwise and whether before or after judgment) shall bear interest at the Default Rate from the date such costs and expenses are incurred until said sums have been fully paid. This provision is separate and several, and shall survive the merger of these provisions into any judgment.

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(ii)         Indemnitee’s option, Indemnitee shall be entitled to seek a judgment that any Indemnitor has breached its covenants, representations and/or warranties with respect to the environmental matters set forth in this Agreement by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of any Property or otherwise, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred or advanced by Indemnitee relating to the cleanup, remediation or other response action, required by applicable law or to which Indemnitee believes necessary to protect such Property (collectively, the “Environmental Costs”) (excluding, however, any Environmental Costs not permitted to be recovered pursuant to Section 736 of the California Code of Civil Procedure), it being conclusively presumed between Indemnitee and Indemnitors that all such Environmental Costs incurred or advanced by Indemnitee relating to the cleanup, remediation, or other response action of or to such Property were made by Indemnitee in good faith. All Environmental Costs under this subparagraph (including, without limitation, court costs, consultant fees and attorneys’ fees, whether incurred in litigation or otherwise and whether before or after judgment) shall bear interest at the Default Rate from the date of such costs and expenses have been incurred until said sums have been fully paid.

(iii)        At Indemnitee’s option, Indemnitee shall be entitled to waive its lien against any Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against Indemnitors and all of Indemnitors’ respective assets and property for the recovery of any deficiency and Environmental Costs, including, but not limited to, seeking an attachment order under California Code of Civil Procedure Section 483.010. As between Indemnitee and each Indemnitor, for purposes of California Code of Civil Procedure Section 726.5, each Indemnitor shall have the burden of proving that such Indemnitor or any related party (or any affiliate or agent of such Indemnitor or any related party) was not in any way negligent in permitting the release or threatened release of Hazardous Substances.

(iv)        Each Indemnitor acknowledges and agrees that, notwithstanding any term or provision contained herein or in any of the Loan Documents, Environmental Costs shall be exceptions to any nonrecourse or exculpatory provisions of the Loan Documents. Each Indemnitor shall be fully and personally liable for the Environmental Costs hereunder, and such liability shall not be limited to the original principal amount of the obligation secured by the Security Instruments. Each Indemnitor’s obligations for Environmental Costs shall survive a foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of any Property or any Security Instrument. For the purposes of any action brought under subparagraphs (ii) and (iii) of this Section 31(d), each Indemnitor hereby waives the defense of laches and any applicable statute of limitations.

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(e)          Indemnitors’ Obligations. Indemnitee and each Indemnitor hereby acknowledge and agree that only Borrower’s obligations hereunder are secured by the Security Instruments. Without limiting the foregoing, Principal’s obligations hereunder shall not be secured nor deemed secured by the Security Instruments.

(f)          Commercial Transaction. EACH INDEMNITOR ACKNOWLEDGES THAT THE TRANSACTION CONTEMPLATED HEREIN IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF SECTION 52-278a OF THE CONNECTICUT GENERAL STATUTES, AND THAT IN ANY ACTION UPON THIS TRANSACTION, ANY INDEMNITEE MAY AVAIL ITSELF OF AND PURSUE ITS RIGHTS TO OBTAIN A PREJUDGMENT REMEDY IN ACCORDANCE WITH SECTION 52-278f OF THE CONNECTICUT GENERAL STATUTES. EACH INDEMNITOR HAS BEEN ADVISED BY COUNSEL OF ITS RIGHTS WITH RESPECT TO PREJUDGMENT REMEDIES UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, INCLUDING SECTIONS 52-278a ET SEQ. EACH INDEMNITOR HEREBY KNOWINGLY AND WILLINGLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHTS OF NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY PREJUDGMENT REMEDY WITH RESPECT TO THIS AGREEMENT, OR PURSUANT TO ANY OTHER DOCUMENT EXECUTED BY ANY INDEMNITOR IN CONNECTION WITH THIS TRANSACTION, INCLUDING ANY AMENDMENTS OR EXTENSIONS HEREOF OR THEREOF. FURTHER, EACH INDEMNITOR WAIVES ANY REQUIREMENT OF LENDER TO POST A BOND OR ANY OTHER SECURITY, OR TO SHOW SOME EXIGENCY, IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY SUCH PREJUDGMENT REMEDY.

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IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been executed by Indemnitor as of the day and year first above written.

INDEMNITOR:

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., a Maryland corporation

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II OWNER, LLC, a Delaware limited liability company

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II TRS, LLC, a Delaware limited liability company

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II MISC TRS, LLC, a Delaware limited liability company

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II HIL TRS, LLC, a Delaware limited liability company

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY STRATFORD, LLC, a Delaware limited liability company

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY TRS STRATFORD, LLC, a Delaware limited liability company

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II NTC OWNER, LP, a Delaware limited partnership

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II NTC HIL TRS, LP, a Delaware limited partnership

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

ARC HOSPITALITY PORTFOLIO II NTC TRS, LP, a Delaware limited partnership

By:	/s/ Paul Hughes
Name: Paul Hughes
Title: Authorized Signatory

SCHEDULE I

Environmental Reports

LIST OF ENVIRONMENTAL REPORTS

Schedule I

SCHEDULE II

Borrowers

Borrower Name	Organization type	State of Formation
ARC Hospitality Portfolio II Owner, LLC	Limited liability company	Delaware
ARC Hospitality Portfolio II TRS, LLC	Limited liability company	Delaware
ARC Hospitality Portfolio II MISC TRS, LLC	Limited liability company	Delaware
ARC Hospitality Portfolio II HIL TRS, LLC	Limited liability company	Delaware
ARC Hospitality Stratford, LLC	Limited liability company	Delaware
ARC Hospitality TRS Stratford, LLC	Limited liability company	Delaware
ARC Hospitality Portfolio II NTC Owner, LP	Limited partnership	Delaware
ARC Hospitality Portfolio II NTC HIL TRS, LP	Limited partnership	Delaware
ARC Hospitality Portfolio II NTC TRS, LP	Limited partnership	Delaware

Schedule II

SCHEDULE III

Properties

	Hotel Name	State	Address	City/State/Zip
1.	Hampton Inn Orlando International Drive/Convention Center	FL	8900 Universal Boulevard	Orlando, FL 32819
2.	Homewood Suites by Hilton Orlando – International Drive/Convention	FL	8745 International Drive	Orlando, FL 32819
3.	Courtyard Dalton	GA	411 Holiday Drive	Dalton, GA 30720
4.	Hilton Garden Inn Albuquerque – North/Rio Rancho	NM	1711 Rio Rancho Boulevard	Albuquerque, NM 87124
5.	Hampton Inn Milford	CT	129 Plains Road	Milford, CT 06460
6.	Homewood Suites by Hilton Augusta	GA	1049 Stevens Creek Road	Augusta, GA 30907
7.	Hampton Inn Chicago/Naperville	IL	1087 East Diehl Road	Naperville, IL 60563
8.	Hampton Inn Indianapolis – NE/Castleton	IN	6817 East 82nd Street	Indianapolis, IN 46250
9.	Hampton Inn Knoxville – Airport	TN	148 International Avenue	Alcoa, TN 37701
10.	Homewood Suites by Hilton Seattle Downtown	WA	206 Western Avenue West	Seattle, WA 98119
11.	TownePlace Suites Savannah Midtown	GA	11309 Abercorn Street	Savannah, GA 31419
12.	Hilton Garden Inn Louisville East	KY	1530 Alliant Avenue	Louisville, KY 40299
13.	Residence Inn Jacksonville Airport	FL	1310 Airport Road	Jacksonville, FL 32218
14.	Hampton Inn Champaign/Urbana	IL	1200 West University Avenue	Urbana, IL 61801
15.	Hampton Inn East Lansing	MI	2500 Coolidge Road	East Lansing, MI 48823
16.	SpringHill Suites Asheville	NC	Two Buckstone Place	Asheville, NC 28805
17.	Courtyard San Diego Carlsbad/McClellan-Palomar Airport	CA	5835 Owens Avenue	Carlsbad, CA 92008
18.	Courtyard Houston I-10 West/Energy Corridor	TX	12401 Katy Freeway	Houston, TX 77079
19.	Hampton Inn Austin – North @ I-35 & Hwy 183	TX	7619 I-35 North	Austin, TX 78752
20.	Hampton Inn College Station	TX	320 Texas Avenue South	College Station, TX 77840
21.	Stratford Homewood	CT	6905 Main Street	Stratford, CT 06614

Schedule III